Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

John W. Alexander, Chairman, President and Chief Executive Officer of Northfield Bancorp, Inc., a federal corporation (the “Company”), and Steven M. Klein, Chief Operating Officer and Chief Financial Officer of the Company, each certify in his capacity as an officer of the Company that he has reviewed the quarterly report on Form 10-Q for the quarter ended September 30, 2012, (the “Report”) and that to best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John W. Alexander	Dated: November 9, 2012
John W. Alexander
Chairman, President and Chief Executive Officer

/s/ Steven M. Klein	Dated: November 9, 2012
Steven M. Klein
Chief Operating Officer and Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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